Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Dated: April 13, 2020

/s/ Beat M. Kahli
Beat M. Kahli

AVALON PARK INTERNATIONAL, LLC

By:	/s/ Beat M. Kahli
Beat M. Kahli, President

KAHLI HOLDING AG

By:	/s/ Beat M. Kahli
Beat M. Kahli, President